Exhibit 10.11

Private & Confidential

Michael Pratt	100 Cheapside London EC2V 6DT T +44 (0)20 7726 9700 www.ashtead-group.com

28 May 2025

Dear Michael

I am writing further to your letter of 2 September 2024 serving notice that you wish to retire from your role as Chief Financial Officer (“CFO”) of Ashtead Group plc (“Ashtead” or “the Company”).

I am writing to confirm the arrangements in relation to the treatment of your remuneration as agreed by the Remuneration Committee.

Notice period and transitional arrangements: Your 12-month notice period has been running since you served notice on 2 September 2024 and you have agreed that you will continue to provide assistance in connection with the handover of your role and other ongoing matters until the expiry of your notice period.

Remuneration

Element	Proposed treatment

Base salary	• Paid monthly over notice period (per contractual entitlement)

Pension & benefits	• Paid monthly over notice period (per contractual entitlement)

Annual bonus	• You remained in active employment for FY25 (either in current role or supporting transition of responsibilities)

• As a result, eligibility for an FY25 bonus will not be pro-rated for time. Deferral requirements continue to apply

• You will not be eligible for a FY26 bonus

Inflight LTIP/PSUs	• Subject to the Committee continuing to determine ‘good leaver’ status, inflight LTIP awards will not lapse but are pro-rated to the end of the notice period

• Awards subsist to the normal vesting date, and vest to the extent warranted by performance over the full performance period

• Any vested shares would remain subject to the 2-year holding period

Post-exit shareholding requirement	• Applies for two years post-cessation (at a level of 200% of salary)

Malus and clawback	• Provisions continue to apply as per the relevant DBP and LTIP rules

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Registered in England & Wales No: 1807982

Registered office: Ashtead Group plc 100 Cheapside London EC2V 6DT

All elements of remuneration will be treated in a way that is consistent with Ashtead’s shareholder-approved remuneration policy at the relevant time.

Please can you sign and return a copy of this letter to acknowledge receipt and acceptance of its terms.

Kind regards,

Alan Porter

Company Secretary

For and on behalf of Ashtead Group plc

I confirm acceptance of these terms

Michael Pratt

Dated: 28 May 2025

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